UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

IMPERIAL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7190	65-0854631
(Commission File No.)	(IRS Employer Identification No.)

1259 NW 21st Street
Pompano Beach, Florida 33069
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 917-4114

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AND OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 18, 2012, Imperial Industries, Inc. (the “Company”) and its principal subsidiary Premix-Marbletite Manufacturing Co., (collectively the “Borrowers”), entered into a Bridge Loan Agreement and Security Agreement (the “Loan Agreements”) with Q.E.P. Co., Inc. (the “Lender”). Pursuant to the Loan Agreements, the Lender agreed to provide to the Borrowers a $500,000 line of credit, subject to a number of conditions (the “Line of Credit”). The following summary of the principal terms and conditions of the Loan Agreements is qualified in its entirety to the Loan Agreements which are attached as Exhibits 10.4 and 10.5 hereto.

The principal terms and conditions of the Loan Agreements are as follows:

●
The loan proceeds from the Line of Credit are to be used to fund the Borrowers’ working capital needs and the transaction costs, if any, of a proposed merger between the Company and the Lender as described below.

●
The Line of Credit is secured by a first lien on substantially all of the Borrowers assets and is subject to certain financial covenants and other restrictions and limitations customarily associated with the funding of the Line of Credit.

●
The Borrowers may receive advances under the Line of Credit of up to $100,000 from the Lender during each 30-day period of the loan until borrowings reach a maximum of $500,000. Additional advances within any such thirty day period may be advanced at the discretion of the Lender.

●	Interest will accrue and be paid monthly at the rate of 10% per annum on the amount of outstanding borrowings.

●
The principal balance, together with accrued and unpaid interest will be due and payable upon the earlier of (a) December 14, 2012 or (b) sixty (60) days following the date upon which the Company’s shareholder meeting is held to approve the merger transaction as described below.

In connection with the Line of Credit, on June 12, 2012, the Company and the Lender entered into a non-binding Letter of Intent (the “LOI”) with regard to the proposed acquisition of the Company by the Lender (the “Merger Transaction”). In the LOI, the Lender has proposed to pay not more than $.30 for each outstanding share of the Company’s common stock. The Lender has the right to terminate the LOI at any time for any reason. If a definitive merger agreement is not entered into between the Company and the Lender by July 12, 2012, the LOI would automatically terminate unless extended by mutual agreement of the parties. The proposed Merger Transaction would be subject to a number of customary closing conditions, including obtaining approval from the holders of a majority of the Company’s outstanding shares of common stock at a Company shareholder meeting. There can be no assurance that the Company will enter into a definitive merger agreement or that the Company’s shareholders would receive $.30 per share.

A press release regarding the foregoing is attached hereto as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)              Exhibits

Exhibit Number	Description

10.4	Bridge Loan Agreement dated as of June 18, 2012, between Imperial Industries, Inc. and its wholly-owned subsidiary, Premix-Marbletite Manufacturing Co. and Q.E.P. Co., Inc.

10.5	Security Agreement dated as of June 18, 2012, between Imperial Industries, Inc. and its wholly-owned subsidiary, Premix-Marbletite Manufacturing Co. and Q.E.P. Co., Inc.

99.1	Imperial Industries, Inc. press release dated June 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

Dated: June 20, 2012	By:	/s/ Howard L. Ehler, Jr.
Howard L. Ehler, Jr.
Principal Executive Officer/
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.4	Bridge Loan Agreement dated as of June 18, 2012, between Imperial Industries, Inc. and its wholly-owned subsidiary, Premix-Marbletite Manufacturing Co. and Q.E.P. Co., Inc.

10.5	Security Agreement dated as of June 18, 2012, between Imperial Industries, Inc. and its wholly-owned subsidiary, Premix-Marbletite Manufacturing Co. and Q.E.P. Co., Inc.

99.1	Imperial Industries, Inc. press release dated June 20, 2012